As filed with the Securities and Exchange Commission on July 5, 2000
                                                           Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           PARAGON TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)

        PENNSYLVANIA                          3535                         22-1643428
(State or other jurisdiction of    (Primary standard industrial   (IRS employer identification
 incorporation or organization)       classification code no.)                number)

                                600 Kuebler Road
                           Easton, Pennsylvania 18040
                                 (610) 252-7321
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                ----------------

                               Ronald J. Semanick
                             Chief Financial Officer
                           Paragon Technologies, Inc.
                                600 Kuebler Road
                           Easton, Pennsylvania 18040
                                 (610) 252-7321
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                           Jeffery P. Libson, Esquire
                               Pepper Hamilton LLP
                         1235 Westlakes Drive, Suite 400
                         Berwyn, Pennsylvania 19312-2401
                                 (610) 640-7800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                                              Proposed           Proposed
                                                               Maximum            Maximum
           Title of Each Class              Amount         Offering Price        Aggregate             Amount of
     of Securities to be Registered    to be Registered    Per Security(1)    Offering Price(1)    Registration Fee
     ------------------------------    ----------------    ---------------    -----------------    ----------------
Common Stock, $1.00 par value               148,784            $7.59375         $1,129,829.00          $299.00

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of our Common Stock on the American Stock Exchange on July 3, 2000.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    Subject to Completion, dated July 5, 2000

PROSPECTUS

                           PARAGON TECHNOLOGIES, INC.

                                     148,784

                             SHARES OF COMMON STOCK

         This prospectus relates to the resale of common stock that we issued and will issue to the selling stockholders listed on page 11. We will not receive any proceeds from the sale of the shares by the selling stockholders.

         The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may offer the common stock through public or private transactions, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

         Our common stock is listed on the American Stock Exchange under the symbol "PTG." On July 3, 2000 the reported last sale price of our common stock on the American Stock Exchange was $7.50 per share.

                                 ---------------

INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                 ---------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS
                                                                            Page
Who We Are....................................................................3
Risk Factors..................................................................3
Special Note Regarding Forward-Looking Statements............................10
Use of Proceeds..............................................................10
Selling Stockholders.........................................................10
Plan of Distribution.........................................................11
Legal Matters................................................................13
Experts......................................................................13
Additional Information.......................................................13

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                                   WHO WE ARE

          Paragon Technologies, Inc. formerly known as SI Handling Systems, Inc., provides a variety of material handling and conveyor systems through our SI Systems division and our wholly owned subsidiary, Ermanco Incorporated.

         Our SI Systems division is a systems integrator supplying automated, integrated materials handling systems to manufacturing, order selection, and distribution operations. The systems are designed, sold, manufactured, installed, and serviced by our staff or their agents, generally as labor-saving devices to improve productivity and reduce costs. SI Systems' products are utilized to automate the movement or selection of products and are often integrated with the automated equipment, such as conveyors and robots. These systems involve both standard and specially designed components and include integration of non-proprietary automated handling technologies so as to provide solutions for our customers' unique materials handling needs. SI Systems' develops and designs computer control programs required for the efficient operation of the systems.

         Our wholly owned subsidiary, Ermanco Incorporated, is a manufacturer of light to medium duty unit handling conveyor products, serving the material handling industry through local independent distributors in North America. Ermanco also provides complete conveyor systems for a variety of applications, including distribution and manufacture of computers and electronic products, utilizing primarily Ermanco's manufactured conveyor products, engineering services by its own staff, or subcontracted, and subcontracted installation services.

         Ermanco supplies material handling systems and equipment to both national and international markets. They offer services ranging from the delivery of basic transportation conveyors to turnkey installations of complex, fully automated work-in-process production lines and distribution centers, utilizing sophisticated, custom-designed controls software.

          We have also entered into two joint ventures. SI/BAKER, INC. is a joint venture with McKesson Automated Prescription Systems, Inc. which designs and installs computer controlled, fully automated, integrated systems for managed care pharmacy and automated refill center operations. SI-Egemin N.V. is a joint venture with a Belgian company. SI-Egemin N.V. targets the horizontal transport segment of the worldwide materials handling systems market, with the exception of certain territorial exclusions.

                                  RISK FACTORS

         You should carefully consider the risks described below, along with the other information contained or incorporated by reference in this prospectus, before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

         Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

         This offering memorandum also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this offering memorandum.

You should not rely on our past results to predict our future performance because our operating results may fluctuate.

         Our historical operating results may not be accurate indicators of our future performance. Our operating results have been subject to significant quarterly and annual fluctuations in the past, and we expect these fluctuations to continue in the future. For example, in the ten-month period ended December 31, 1999, we experienced a substantial net loss. Factors that may contribute to these fluctuations in the future include:

     o fluctuations in capital spending domestically and internationally in one or more industries in which we sell our products;

     o changes in product mix and pricing by us, our suppliers or our competitors;

     o    timing of receipt and magnitude of orders;

     o    management of costs incurred in completing projects;

     o    availability of components and raw materials for our products;

     o    new product introductions by us or by our competitors;

     o our failure to manufacture a sufficient volume of products in a timely and cost-effective manner;

     o our failure to anticipate the changing product requirements of our customers;

     o a lack of market acceptance of our products or a shift in demand for our products;

     o    changes in the mix of sales by distribution channels;

     o    changes in the spending patterns of our customers; and

     o    extraordinary events such as litigation or acquisitions.

         During the ten months ended December 31, 1999 we experienced cost overruns on several contracts for which we recognized approximately $8,700,000 in sales with $11,700,000 in related costs of sales. Additional cost overruns in the future would negatively effect our financial performance.

Sales of our products depend on the capital spending habits of our customers, which tend to be cyclical.

         Automated, integrated handling systems using our products can range in price from $75,000 to several million dollars. Accordingly, purchases of our products represent a substantial capital investment by our customers, and our success depends directly on their capital expenditure budgets. We are dependent upon a limited number of large contracts from large domestic corporations and the federal government. This dependence can cause unexpected fluctuations in sales volume. Our future operations may be subject to substantial fluctuations as a consequence of domestic and foreign economic conditions, industry patterns and other factors effecting capital spending.

         In the quarter ended March 31, 2000 we experienced a decline in sales across all SI Systems product lines, with the majority of the decrease relating to sales of the Cartrac, Lo-Tow, and Order Selection product lines. We cannot estimate when or if a sustained revival in the markets for our Cartrac, Lo-Tow, and Order Selection product lines will occur. If we are unable to increase sales of our higher margin products, our gross profit margins may be adversely affected.

         Domestic or international recessions or a downturn in one or more of our major markets, such as the electronics, telecommunications, semiconductor, appliance, pharmaceutical, food processing or automotive components industries, and resulting cutbacks in capital spending would have a direct, material adverse impact on our business.

Any problems we encounter integrating Ermanco into our business could increase our expenses and adversely affect our operating results.

         We recently completed the acquisition of Ermanco, a manufacturer of automated conveyor systems. This acquisition will require us to integrate two geographically separated companies that previously operated independently. We have limited experience with integration of acquired companies. We may encounter difficulties integrating our product offerings and operations with those of Ermanco. In addition, we may not be able to successfully market Ermanco's products or develop any new products as a result of the acquisition. Any problems related to the integration of Ermanco could result in suppliers, distributors, or customers of Ermanco canceling or otherwise terminating their arrangements with Ermanco. If we fail to achieve the product, marketing, distribution, and other operational benefits and efficiencies we originally anticipated in the merger, we will have overpaid for the acquisition without offsetting benefits. In addition, our future financial performance would be impaired.

Our inability to complete or integrate future acquisitions effectively could harm our future growth.

         From time to time, we may consider the acquisition of companies or technologies that management believes may complement or extend our current products, businesses, or technologies. In the last three years, we have made some acquisitions of various sizes, including the recent acquisition of Ermanco. In the future, we may make material acquisitions of, or large investments in, other businesses that offer products, services, and technologies that management believes will further our strategic objectives. Any future acquisitions or investments we might make would present risks commonly associated with these types of transactions, including:

     o difficulty in combining the technology, operations, or work force of the acquired business;

     o    failure to achieve anticipated operating savings;

     o    disruptions of our on-going businesses;

     o    restructuring charges will be greater than anticipated;

     o difficulties in realizing our potential financial and strategic position through the successful integration of the acquired business;

     o difficulty in maintaining uniform standards, controls, procedures, and policies;

     o potential negative impact in results of operation due to amortization of goodwill or other intangible assets acquired; and

     o    the diversion of management attention.

         The risks  described  above,  either  individually or in the aggregate,
could  materially  impair  our  business,   operating  results,   and  financial
condition.

Many of the key components and materials of our products come from a limited number of suppliers and their procurement requires lengthy lead times.

         We obtain many key components and materials and some significant mechanical subsystems from a limited number of suppliers. We have no guaranteed supply arrangements with these suppliers. In addition, some of our components and mechanical subsystems incorporated into our products have long procurement lead times. Our reliance on these suppliers involves several significant risks, including the following:

     o    loss of control over the manufacturing process;

     o    potential absence of adequate supplier capacity;

     o potential inability to obtain an adequate supply of required components, materials or mechanical subsystems; and

     o reduced control over manufacturing yields, costs, timely delivery, reliability and quality of components, materials and mechanical subsystems.

         If any significant supplier were unable or unwilling to manufacture the components, materials or mechanical subsystems we need in the volumes we require, we would have to identify and qualify acceptable replacements. The process of qualifying suppliers may be lengthy, and additional sources may not be available to us on a timely basis, on acceptable terms, or at all. If supplies of these items were not available from our existing suppliers and a relationship with an alternative supplier could not be developed in a timely manner, shipments of our products could be interrupted, and we could be required to reengineer our products. In the past, we have experienced delays in filling customer orders due to the failure of certain suppliers to meet schedule requirements. Problems of this type with our suppliers may occur in the future.

         Disruption or termination of our supply sources could require us to seek alternative sources of supply, and could delay our product shipments and damage relationships with current and prospective customers. Any of these events could result in an increase in our expenses and reduction in our revenues and could result in a net loss. If we incorrectly forecast product mix for a particular period and we are unable to obtain sufficient supplies of any components or mechanical subsystems on a timely basis due to long procurement lead times, our business, financial condition and results of operations would be substantially impaired. Moreover, if demand for a product for which we have purchased a substantial amount of components fails to meet our expectations, we would be required to write off the excess inventory. A prolonged inability to obtain adequate timely deliveries of key components would also impair our business and results of operations.

We face intense competition, which could harm our business and results of operations.

         There are many entities, both public and private, including larger, better capitalized domestic and international competitors, engaged in developing materials handling systems for applications similar to those targeted by us. Developments by these or other entities may render our products under development non-competitive or obsolete. Many of these companies have substantially greater resources than we have. Competitors may succeed in developing products that are more effective and less costly than any that may be developed by us and also may prove to be more successful in the manufacture and marketing of products.

         The markets in which we compete are highly competitive. We compete with a number of different manufacturers, both domestically and abroad, with respect to each of our products and services. Some of our competitors have greater financial and other resources than we do. Our ability to compete depends on factors both within and outside our control, including:

     o    the timing and success of our newly developed products;

     o    the timing and success of newly developed products by our competitors;

     o    product availability, performance and price;

     o    product brand recognition; and

     o     distribution and customer support.

         These factors could possibly limit our ability to compete successfully.

We may not be able to keep up with the rapid pace of technological change and new product development that characterizes the materials handling industry.

         The materials handling industry is characterized by rapid technological change and new product introductions and enhancements. Our ability to remain competitive and our future success depends greatly upon the technological quality of our products and processes relative to those of our competitors. We must continue to develop new and enhanced products and to introduce these new products at competitive prices and on a timely and cost-effective basis. We may not be successful in selecting, developing and manufacturing new products or in enhancing our existing products on a timely basis or at all. Our new or enhanced products may not achieve market acceptance. If we cannot successfully develop and manufacture new products, timely enhance our existing technologies, or meet customers' technical specifications for any new products, our products could lose market share, our revenues and profits could decline, and we could experience operating losses. New technology or product introductions by our competitors could also cause a decline in sales or loss of market share for our existing products or force us to significantly reduce the prices of our existing products.

         From time to time, we have experienced and will likely continue to experience delays in the introduction of new products. We have also experienced and may continue to experience technical and manufacturing difficulties with introductions of new products and enhancements. Any failure by us to develop, manufacture and sell new products in quantities sufficient to offset a decline in revenues from existing products or to manage product and related inventory transitions successfully could harm our business. Our success in developing, introducing, selling and supporting new and enhanced products depends upon a variety of factors, including timely and efficient completion of hardware and software design and development, timely and efficient implementation of manufacturing processes and effective sales, marketing and customer service. Because of the complexity of our products, significant delays may occur between a product's initial introduction and commencement of our volume production.

We depend on key personnel and may not be able to retain these employees or recruit additional qualified personnel, which would harm our business.

         We are highly dependent upon the continuing contributions of our key management, sales, and product development personnel. In addition, the loss of the services of any of our senior managerial, technical or sales personnel could materially adversely affect our business, financial condition, and results of operations. We do not maintain key man life insurance on the lives of any of our key personnel. Our future success also heavily depends on our continuing ability, to attract, retain, and motivate highly qualified managerial, technical and sales personnel. Competition for qualified technical personnel in the materials handling industry is intense. Our inability to recruit and train adequate numbers of qualified personnel on a timely basis would adversely affect our ability to design, manufacture, market and support our products. Our success is dependent upon the management skills of William R. Johnson, the Company's President and Chief Executive Officer and other members of our senior management team. The loss of any of these individuals or an inability to attract and retain additional personnel could adversely affect our business, financial condition and results of operations.

We may face costly intellectual property infringement claims.

         On a few occasions, we have received communications from third parties asserting that we are infringing certain patents and other intellectual property rights of others or seeking indemnification against the alleged infringement. As claims arise, we evaluate their merits. Any claims of infringement brought by third parties could result in protracted and costly litigation, in our paying damages for infringement, and in the need for us to obtain a license relating to one or more of our products or current or future technologies. Such a license may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

Our failure to protect our intellectual property and proprietary technology may significantly impair our competitive advantage.

         Third parties may infringe or misappropriate our copyrights, trademarks and similar proprietary rights. We cannot be certain that the steps we have taken to prevent the misappropriation of our intellectual property are adequate, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. We rely on a combination of patent, copyright and trade secret protection and nondisclosure agreements to protect our proprietary rights. However, we cannot be certain that patent and copyright law and trade secret protection will be adequate to deter misappropriation of our technology, that any patents issued to us will not be challenged, invalidated or circumvented, that the rights granted thereunder will provide competitive advantages to us, or that the claims under any patent application will be allowed. We may be subject to or may initiate interference proceedings in the United States Patent and Trademark Office, which can demand significant financial and management resources. The process of seeking patent protection can be time consuming and expensive, and there can be no assurance that patents will issue from currently pending or future applications or that our existing patents or any new patents that may be issued will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us.
         We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

Our software products may contain defects that could harm our reputation and future business prospects.

         New or existing software products or enhancements may contain errors or performance problems when first introduced, when new versions or enhancements are released or even after such products or enhancements have been used in the marketplace for a period of time. Despite our testing, product defects may be discovered only after a product has been installed and used by customers. Errors and performance problems may be discovered in future shipments of our products. These errors could result in expensive and time consuming design modifications or large warranty charges, damage customer relationships and result in loss of market share, any of which could harm our reputation and future business prospects.

We rely on distributors to sell many of Ermanco's products.

         We believe that our ability to sell Ermanco's products through distributors will continue to be important to our success. A substantial portion of our sales are to distributors that specialize in material handling equipment. Our relationships with distributors are generally not exclusive, and some of our distributors may expend a significant amount of effort or give higher priority to selling products of our competitors. In the future, any of these distributors may discontinue their relationships with us or form additional competing arrangements with our competitors. Although to date none of our distributors has accounted for a material percentage of our net revenues, the loss of, or a significant reduction in revenues from, distributors to which we sell a significant amount of our product could have a material adverse effect on our results of operations.

         As we enter new geographic and applications markets, we must locate distributors to assist us in building sales in those markets. We may not be successful in obtaining effective new distributors or in maintaining sales relationships with them. If a number of our distributors experience financial problems, terminate their relationships with us or substantially reduce the amount of our products they sell, or if we fail to build an effective systems integrator channel in any new markets, our revenues and operating results would be materially adversely affected.

Our presence in international markets exposes us to risk.

         We anticipate that international sales will continue to account for a portion of our net revenues; however, we cannot assure you that international sales will increase or that the current level of international sales will be sustained. Net revenues from international sales, including sales to Canada, have accounted for a portion of net revenues. As a result, our operating results are subject to the risks inherent in international sales and purchases, which include the following:

     o    different regulatory requirements;

     o    political and economic changes and disruptions;

     o    transportation delays;

     o    foreign currency fluctuations;

     o    export/import controls;

     o    tariff regulations;

     o    higher freight rates;

     o    greater difficulty in accounts receivable collection; and

     o    potentially adverse tax consequences.

         In addition, duty, tariff and freight costs can materially increase the cost of crucial components for our products. Foreign exchange fluctuations may render our products less competitive relative to locally manufactured product offerings, or could result in foreign exchange losses. Moreover, because substantially all of our foreign sales are denominated in United States dollars, increases in the value of the dollar relative to the local currency would increase the price of our products in foreign markets and make our products relatively more expensive and less price competitive than competitors' products that are priced in local currencies. Any of these factors may result in a reduction in our revenues, a decrease in our earnings, or in our incurring operating or net losses.

Volatility of raw material prices could harm our profitability.

         The principal raw material used by us in our operations is steel. The steel industry as a whole is cyclical, and steel prices can be volatile due to numerous factors beyond our control. This volatility can significantly affect our raw material costs. Our ability to pass any steel price increases on to our customers will be determined by competitive conditions.

We are subject to various environmental laws and regulations.

         Like many manufacturing companies, we are subject to various federal, state and local environmental laws, including, but not limited to, those governing air emissions, water discharges, and the storage, handling, disposal and remediation of hazardous substances. We have in the past and will likely in the future incur expenditures in order to ensure compliance with such environmental laws. Due to the possibility of unanticipated factual or regulatory developments, the amount and timing of future environmental expenditures could vary substantially from those currently anticipated. Moreover, certain of our facilities have been in operation for many years and, over such time, we have generated and disposed of wastes which are or may be considered hazardous. Accordingly, although we have undertaken considerable efforts to comply with applicable environmental laws, it is possible that environmental requirements or facts not currently known will require unanticipated efforts and expenditures which cannot be currently quantified.

We may be subject to product liability claims, which may harm our business, financial condition and results of operations regardless of the outcome.

         On a few occasions, we have received communications from third parties asserting that our products have caused bodily injury to others. Product liability claims can be expensive, difficult to defend and may result in large judgments or settlements against us. In addition, third party collaborators and licensees may not protect us from product liability claims. Although we maintain product liability insurance, claims could exceed the coverage obtained. A successful product liability claim in excess of our insurance coverage could harm our business, financial condition and results of operations. In addition, any successful claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable terms. Even if a claim is not successful, defending such a claim may be time-consuming and expensive.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements in the sections entitled "Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this offering memorandum constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this offering memorandum. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this offering memorandum to conform them to actual results.

                                 USE OF PROCEEDS

         All common stock is being sold by the selling stockholders or by their pledgees, donees, transferors or other successors in interest. We will not receive any proceeds from the sale by any selling stockholders of common stock.

                              SELLING STOCKHOLDERS

         We issued 481,284 shares of common stock in connection with our acquisition of Ermanco Incorporated on September 30, 1999. In addition, we will issue shares of our common stock as payment of interest payable to the holders of notes in the principal amount of $3,000,000 issued in connection with the acquisition of Ermanco Incorporated. Interest is payable quarterly, in arrears, at a rate equal to ten percent per annum. Interest payments are made on the last day of March, June, September and December. Each of the selling stockholders, except Steven Shulman, has been an employee of our wholly owned subsidiary, Ermanco Incorporated. Steven Shulman serves as one of our directors and Leon C. Kirschner serves as our Corporate Vice President, President of Ermanco Incorporated and one of our directors.

         We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may, or may not, sell all or any of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that will be held by the selling stockholder after completion of the offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

         The following table sets forth, to our knowledge, certain information regarding the beneficial ownership of the shares of common stock by the selling stockholders as of July 3, 2000. Beneficial ownership is calculated based upon SEC requirements and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, each stockholder named in this table has sole voting and investment power with respect to all shares beneficially owned. The presentation is based on 4,194,869 shares of our common stock outstanding as of July 3, 2000:

                                                            Shares                                         Shares
                                                      Beneficially Owned                             Beneficially Owned
                                                       Prior to Offering            Number of          After Offering
                                                    ------------------------       Shares Being      ------------------
Name of Selling Stockholder                          Number        Percentage        Offered(1)       Number    Percent
---------------------------                         -------        ----------      ------------      -------    -------
Steven Shulman.............................         226,459          5.40             4,609          221,850      5.29
Leon C. Kirschner..........................         163,987          3.91             3,337          160,650      3.83
Thomas C. Hubbell..........................          28,859           *              28,859                0         0
Lee F. Schomberg...........................          28,179           *              28,179                0         0
Guy G. Hollister...........................           9,166           *               9,166                0         0
Wilton W. Wyman, Jr........................           8,827           *               8,827                0         0
Gordon A. Hellberg.........................           6,111           *               6,111                0         0
Andrew Knaut...............................           4,413           *               4,413                0         0
Thomas L. Bergy............................           4,073           *               4,073                0         0
Robert R. Nezbeth..........................           4,073           *               4,073                0         0
Donald H. Kloosterhouse....................           3,395           *               3,395                0         0
James J. Bronsema..........................           2,716           *               2,716                0         0
John R. Planteroth.........................             678           *                 678                0         0
William C. Pipp............................             339           *                 339                0         0
                                                        ---           -                 ---                -         -
Total......................................         491,275         11.71           108,775          382,500      9.12

------------------------------------------------
* Less than one percent.
(1)The number of shares being offered does not include shares to be issued in the future as interest payments.
------------------------

         We prepared this table based on the information supplied to us by the selling stockholders named in the table.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholders as a pledge, gift or other non-sale related transfer. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

         The selling stockholders will act independently of Paragon Technologies, Inc. in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling stockholders may also make sales in negotiated transactions, including pursuant to one or more of the following methods:

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - an over-the-counter distribution in accordance with the rules of the American Stock Exchange; and

     -    in privately negotiated transactions.

         In connection with distributions of the shares or otherwise, the selling stockholders may:

     - enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

     - sell the shares short and redeliver the shares to close out such short positions;

     - enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

     - pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

         In addition, the selling stockholders may sell any shares that qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended, under Rule 144 rather than pursuant to this prospectus.

         In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale.

         In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

         In order to comply with the securities laws of certain states, the shares must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of shares is made, if required, we will distribute a prospectus supplement that will set forth:

     -    the number of shares being offered;

     - the terms of the offering, including the name of any underwriter, dealer or agent;

     -    the purchase price paid by any underwriter;

     -    any discount, commission and other underwriter compensation;

     - any discount, commission or concession allowed or reallowed or paid to any dealer; and

     -    the proposed selling price to the public.

         We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

         We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to the registration statement, or (ii) the first anniversary of the effective date of this prospectus, plus any periods during which the selling stockholders were not permitted to sell the shares covered by this prospectus.

                                  LEGAL MATTERS

          The validity of Paragon Technologies, Inc.'s securities offered hereby will be passed upon for Paragon Technologies, Inc. by Pepper Hamilton LLP, Berwyn, Pennsylvania.

                                     EXPERTS

         The financial statements of Paragon Technologies, Inc. (formerly, SI Handling Systems, Inc.) as of December 31, 1999 and for the ten months ended December 31, 1999 and for the years ended February 28, 1999 and March 1, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         A registration statement on Form S-3 with respect to the shares offered hereby (together with any amendments, exhibits and schedules thereto) has been filed with the Securities and Exchange Commission under the Securities Act. This prospectus does not contain all of the information contained in such registration statement on Form S-3, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. For further information with respect to Paragon Technologies, Inc. and the shares offered hereby, reference is made to the registration statement on Form S-3. Statements contained in this prospectus regarding the contents of any contract or any other documents are not necessarily complete and, in each instance, reference in hereby made to the copy of such contract of document filed as an exhibit to the registration statement on Form S-3. The registration statement may be inspected without charge at the Securities and Exchange Commission's principal office in Washington D.C., and copies of all of any part thereof may be obtained from the Public Reference section, Securities and Exchange Commission, Washington D.C., 20549, upon payment of prescribed fees.

         We also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission public reference rooms located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, Suite 1300, New York, NY 10048.

         Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The Securities and Exchange Commission allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us, our business and our finances.

         The documents that we are incorporating by reference are:

         1. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         2. Our Annual Report on Form 10-K for the ten months ended December 31, 1999 as amended; and

         3.    The   description  of  our  common  stock   contained  in  the
               Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 8, 2000.

         Any documents which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

         If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. We will provide such documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address written requests for documents to Ronald J. Semanick, Chief Financial Officer, Paragon Technologies, Inc., 600 Kuebler Road, Easton, Pennsylvania 18040, (610) 252-7321.

         We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission. Also note that we provide a cautionary discussion of risks and uncertainties relevant to our business in the "Risk Factors" section of this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                                     Part II

                     Information Not Required In Prospectus

Item 14.  Other Expenses of Issuance and Distribution

         The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby:

         SEC registration fee........................................$    299.00
         Legal fees and expenses.....................................  10,000.00
         Accounting fees and expenses................................   5,000.00
         Miscellaneous fees and expenses.............................   2,000.00
                                                                        --------

                  TOTAL .............................................$ 17,299.00

         All of the amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Item 15.  Indemnification of Directors and Officers

         Subchapter D of Chapter 17 of the PBCL provides in general that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of or serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she is determined by the board of directors, or in certain circumstances by independent legal counsel to the shareholders, to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, indemnification is not permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation except to the extent a court determines that the person is fairly and reasonably entitled to indemnification. In any case, to the extent that the person has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Subchapter D of Chapter 17 also provides that the indemnification permitted or required thereby is not exclusive of any other rights to which a person seeking indemnification may be entitled.

         Section 7.02 of Paragon Technologies, Inc.'s Bylaws provides for the indemnification, to the full extent authorized by the Pennsylvania Business Corporation Law, of any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his testator or intestate, is or was a director, officer or employee of Paragon or any predecessor of Paragon, or serves or served any other enterprise as a director, officer or employee at the request of Paragon or any predecessor of Paragon provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Item 16.  List of Exhibits

The exhibits filed as part of this registration statement are as follows:

    Exhibit          Description
----------------     -----------------------------------------------------------------------------------------------------
       5.1*          Opinion of Pepper Hamilton LLP regarding legality of securities being registered
      10.1*          Form of Registration Rights Agreement
    10.2(1)          Stock Purchase Agreement, dated as of August 6, 1999 among SI Handling Systems, Inc., Ermanco
                     Incorporated, and the Stockholders of Ermanco Incorporated
      23.1*          Consent of KPMG LLP
      23.2*          Consent of Pepper Hamilton LLP (included in its Opinion filed as Exhibit 5.1 hereto)
      24.1*          Powers of Attorney (included on signature page)

*    Filed herewith
(1) Incorporated by reference to exhibits filed with the registrant's Quarterly Report on Form 10-Q for the Quarter Ended August 29, 1999

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraph (1)(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Easton, Pennsylvania on July 5, 2000.

                                        Paragon Technologies, Inc.

                                        By /s/ William R. Johnson
                                           -------------------------------------
                                           William R. Johnson
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Ronald J. Semanick and William R. Johnson, and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and a related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                          Title                                       Date
----------------------------------------    ---------------------------------------------------    ---------------------------
/s/ Elmer D. Gates                          Chairman of the Board of Directors                            July 5, 2000
------------------
Elmer D. Gates


/s/ William R. Johnson                      President, Chief Executive Officer and Director               July 5, 2000
----------------------                      (Principal Executive Officer)
William R. Johnson


/s/ Ronald J. Semanick                      Vice President, Chief Financial Officer and                   July 5, 2000
----------------------                      Treasurer (Principal Financial and Accounting
Ronald J. Semanick                          Officer)


/s/ Leon C. Kirschner                       Corporate Vice President, President of Ermanco                July 5, 2000
---------------------                       Incorporated and Director
Leon C. Kirschner


/s/ L. Jack Bradt                           Director                                                      July 5, 2000
-----------------
L. Jack Bradt


/s/ Michael J. Gausling                     Director                                                      July 5, 2000
-----------------------
Michael J. Gausling


/s/ Steven Shulman                          Director                                                      July 5, 2000
------------------
Steven Shulman

                                      II-4

Exhibit Index

    Exhibit          Description
----------------     -----------------------------------------------------------------------------------------------------
       5.1*          Opinion of Pepper Hamilton LLP regarding legality of securities being registered
      10.1*          Form of Registration Rights Agreement
      10.2(1)        Stock Purchase Agreement, dated as of August 6, 1999 among SI Handling Systems, Inc., Ermanco
                     Incorporated, and the Stockholders of Ermanco Incorporated
      23.1*          Consent of KPMG LLP
      23.2*          Consent of Pepper Hamilton LLP (included in its Opinion filed as Exhibit 5.1 hereto)
      24.1*          Powers of Attorney (included on signature page)

*      Filed herewith
(1)    Incorporated by reference to exhibits filed with the registrant's Quarterly Report on Form 10-Q for the Quarter
       Ended August 29, 1999





















                                      II-5